Exhibit 99.1

Joint Filing Agreement
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value NIS 1.0 per share, of Retalix Ltd., a company formed under the laws of Israel, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 10th day of December, 2012.

NCR Corporation
/s/ Jennifer M. Daniels Jennifer M. Daniels Senior Vice President, General Counsel and Corporate Secretary

NCR International, Inc.
/s/ Jennifer M. Daniels Jennifer M. Daniels Chairman and President

NCR Dutch Holdings C.V.
By: NCR Corporation, as General Partner
/s/ Jennifer M. Daniels Jennifer M. Daniels Senior Vice President, General Counsel and Corporate Secretary
By: NCR International, Inc., as Limited Partner
/s/ Jennifer M. Daniels Jennifer M. Daniels Chairman and President

Moon Holdings S.P.V. Ltd.
/s/ Robert P. Fishman Robert P. Fishman Director

Moon S.P.V. (Subsidiary) Ltd.
/s/ Robert P. Fishman Robert P. Fishman Director